UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2021

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 1, 2021, The Cheesecake Factory Incorporated (the “Company”) entered into the Second Amendment (the “Amendment”) to Membership Interest Purchase Agreement (the “MIPA”) with The Cheesecake Factory Restaurants, Inc., SWF Posse LLC, and Fox Restaurant Concepts LLC (“FRC”). Under the terms of the MIPA, the Company acquired North Italia and FRC, the terms of which provided for contingent consideration based upon the Aggregate TTM Sales (as defined in the MIPA) of the FRC brands apart from North Italia and Flower Child over a five-year measurement period ending October 1, 2024. The Amendment, among other things, amends the measurement period so that the contingent consideration will be based on Recorded Sales (as defined in the Amendment) and may be paid for each of the six fiscal years of 2021 through 2026, provided that an Aggregate TTM 4-wall Margin Floor, which was also amended pursuant to the Amendment, is achieved.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Results of the 2021 Annual Stockholders’ Meeting.

The final results of the vote taken for each proposal presented at the annual meeting of stockholders held on May 27, 2021 are as follows:

Proposal 1: Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes
David Overton	43,015,750	975,969	27,129	5,990,111
Edie A. Ames	43,402,531	577,404	38,913	5,990,111
Alexander L. Cappello	42,888,309	1,090,599	39,940	5,990,111
Jerome I. Kransdorf	37,251,377	6,738,682	28,789	5,990,111
Janice L. Meyer	43,762,638	217,023	39,187	5,990,111
Laurence B. Mindel	43,081,204	897,557	40,087	5,990,111
David B. Pittaway	43,377,941	612,198	28,709	5,990,111
Herbert Simon	43,084,120	905,502	29,226	5,990,111
Paul D. Ginsberg*	9,603,456	0	0	0

*	As disclosed in the Company's proxy statement, Mr. Ginsberg is subject to election only by the holder of Series A preferred stock. Accordingly, the votes reported for Mr. Ginsburg include only votes cast by the holder of Series A preferred stock.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2021.

For	Against	Abstain	Broker Non-Votes
49,915,288	59,175	34,496	0

Proposal 3: Non-Binding Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
42,603,058	1,364,094	51,696	5,990,111

Proposal 4: Approval, Pursuant to Nasdaq Listing Rule 5635, of the Issuance of Shares of Common Stock in Excess of the Ownership Limitation upon Conversion of the Outstanding Shares of Series A Preferred Stock.**

For	Against	Abstain	Broker Non-Votes
34,051,556	331,456	32,380	5,990,111

**	As disclosed in the Company's proxy statement, the holder of the Series A preferred stock is not entitled to vote on Proposal No. 4. Accordingly, the total reported for Proposal No. 4 does not include any votes cast by the holder of Series A preferred stock.

ITEM 7.01	REGULATION FD DISCLOSURE

The following information under Item 7.01 “Regulation FD Disclosure” is intended to be furnished. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a Press Release dated May 26, 2021, the Company announced that it will present at the following virtual investor conferences:

•	William Blair 41st Annual Growth Stock Conference on June 2, 2021 at 11:40 a.m. Eastern Time
•	Baird 2021 Global Consumer, Technology & Services Conference on June 8, 2021 at 11:25 a.m. Eastern Time.

David Gordon, President, and Matthew Clark, Executive Vice President and Chief Financial Officer, will present on behalf of the Company.

The presentations will be webcast on the Company’s website at investors.thecheesecakefactory.com. Replays will be available for seven days following the live presentation. A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In a press release dated June 2, 2021, a copy of which is furnished as Exhibit 99.2 to this report, the Company provided a business update as of May 31, 2021 in advance of the Company’s participation at the upcoming investor conferences.

The Company has previously furnished press releases regarding investor conference participation on current reports on Form 8-K but does not intend to furnish press releases or otherwise disclose conference participation on current reports on Form 8-K going forward.

ITEM 8.01	OTHER EVENTS

Election of Lead Director

Mr. Jerome Kransdorf’s term as Lead Director of the Board was scheduled to expire at the 2021 annual meeting of stockholders. On May 26, 2021, subject to his re-election as a director by the Company’s stockholders at the 2021 annual meeting of stockholders, the independent directors of the Company re-elected Mr. Kransdorf as Lead Director of the Board, to serve in that capacity until the 2022 annual meeting of stockholders or his successor has been elected.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press release dated May 26, 2021 entitled “The Cheesecake Factory to Present at Upcoming Virtual Investor Conferences.”
99.2	Press release dated June 2, 2021 entitled “The Cheesecake Factory Provides Business Update.”
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer